SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.      )

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☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

Contango Oil & Gas Company

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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CONTANGO OIL & GAS COMPANY

3700 Buffalo Speedway, Suite 960

Houston, Texas 77098

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

NOVEMBER 7, 2003

Dear Stockholder,

You are cordially invited to attend the 2003 Annual Meeting of Stockholders of Contango Oil & Gas Company, which will be held at 3700 Buffalo Speedway, Second Floor, Houston, Texas 77098, on Friday, November 7, 2003 at 9:00 a.m., local time.

At the Annual Meeting you will be asked to vote on the following matters:

(1)	To elect our board of directors to serve until the annual meeting of stockholders in 2004; and

(2)	To conduct any other business which is properly raised at the meeting.

Stockholders who owned shares of Contango Oil & Gas Company’s common stock, par value $0.04 per share, Series A senior convertible cumulative preferred stock, par value $0.04 per share, or Series B senior convertible cumulative preferred stock, par value $0.04 per share, at the close of business on September 22, 2003 are entitled to receive notice of and to attend and vote at the meeting.

As a stockholder of Contango Oil & Gas Company, you have the right to vote on the proposals listed above. Please read the Proxy Statement carefully because it contains important information for you to consider when deciding how to vote. Your vote is important.

This year, you have two options in submitting your vote prior to the Annual Meeting date:

(1)	You may sign and return the enclosed proxy card in the accompanying envelope; or

(2)	If your shares are held in “street name”, you can vote over the Internet at the address shown on your proxy card.

Whether or not you plan to attend the Annual Meeting in person, please date, sign and return the enclosed proxy card promptly or vote over the Internet. A postage-paid return envelope is enclosed for your convenience. If you decide to attend the meeting, you can, if you wish, revoke your proxy and vote in person. If you have any questions, please contact us through our Website at www.mcfx.biz, send us an e-mail at contango@mcfx.biz or write us at 3700 Buffalo Speedway, Suite 960, Houston, Texas 77098.

By order of the Board of Directors,

/s/ KENNETH R. PEAK

Kenneth R. Peak

Chairman, Chief Executive Officer and Secretary

Houston, Texas

September 29, 2003

CONTANGO OIL & GAS COMPANY

3700 Buffalo Speedway, Suite 960

Houston, Texas 77098

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS

NOVEMBER 7, 2003

To our Stockholders:

The board of directors (the “Board”) of Contango Oil & Gas Company, a Delaware corporation (the “Company” or “Contango”), is furnishing you with this Proxy Statement in connection with its solicitation of your proxy, in the form enclosed, for use at the 2003 Annual Meeting of Stockholders (the “Annual Meeting”) to be held at 3700 Buffalo Speedway, Second Floor, Houston, Texas 77098, on Friday, November 7, 2003 at 9:00 a.m., local time, for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders.

We are mailing this Proxy Statement to you on or about October 10, 2003, together with the accompanying proxy card and the Company’s annual report on Form 10-KSB for the fiscal year ended June 30, 2003.

We cordially invite you to attend the Annual Meeting. Whether or not you plan to attend, please complete, date and sign the proxy card and return it promptly in the return envelope provided.

QUESTIONS AND ANSWERS

1.	Q:	Who is asking for my proxy?

	A:	Your proxy is being solicited by our Board for use at our Annual Meeting. Our directors and officers may also solicit proxies on behalf of our Board, in person or by telephone, facsimile, mail or e-mail. If our directors, officers or employees solicit proxies, they will not be specially compensated. Contango will pay all costs and expenses of this proxy solicitation.

2.	Q.	What are stockholders being asked to vote on?

	A:	At our Annual Meeting, stockholders will be asked to vote:

■ To elect our board of directors to serve until the annual meeting of stockholders in 2004; and

■ On any other matter that may properly come before the Annual Meeting or any adjournment of the Annual Meeting.

3.	Q.	Who is entitled to vote?

	A:	The record of stockholders entitled to vote at the Annual Meeting was taken at the close of business on September 22, 2003 (the “Record Date”). As of the Record Date, the Company had outstanding 9,301,692 shares of common stock, par value $0.04 per share (the “Common Stock”), 2,500 shares of Series A senior convertible cumulative preferred shares, par value $ 0.04 per share (“Series A Preferred Stock”), and 5,000 shares of Series B senior convertible cumulative preferred Shares, par value $0.04 per share (“Series B Preferred Stock”). Only holders of record of the Company’s Common Stock, Series A Preferred Stock and Series B Preferred Stock at the close of business on the Record Date are entitled to notice of and to vote at the Annual Meeting.

4.	Q:	How many shares may vote at the Annual Meeting?

	A:	The holders of the Company’s Common Stock, Series A Preferred Stock and Series B Preferred Stock vote together as a single class at the Annual Meeting and any adjournment thereof on the election of directors, with each record holder of Common Stock entitled to one vote per share of Common Stock, each record holder of Series A Preferred Stock entitled to 400 votes per share of Series A Preferred Stock and each record holder of Series B Preferred Stock entitled to 227.3 votes per share of Series B Preferred Stock.

5.	Q:	How do I vote my shares?

	A:	A proxy card is included with the proxy materials being sent to you. The proxy card allows you to specify how you want your shares voted as to each proposal listed. The proxy card provides space for you to:

■ Vote for, or withhold authority to vote for, each nominee for the Board.

If the proxy card is properly signed and returned to us, shares covered by the proxy card will be voted in accordance with the directions you specify on the card. The person named as proxy on the proxy card is Kenneth R. Peak, the Company’s Chairman and Chief Executive Officer. Any stockholder who wishes to name a different person as his or her proxy may do so by crossing out Mr. Peak’s name and inserting the name of the other person to act as his or her proxy. In such a case, the stockholder would have to sign the proxy card and deliver it to the person named as his or her proxy, and that person would have to be present and vote at the Annual Meeting. Any proxy card so marked should not be mailed to the Company.

If you return a signed proxy card without having specified any choices, Mr. Peak, named as proxy, will vote the shares represented at the Annual Meeting and any adjournment thereof as follows:

■ FOR the election of each nominee for director; and

■ At the discretion of Mr. Peak, as proxy, on any other matter that may properly come before the Annual Meeting or any adjournment of the Annual Meeting.

6.	Q:	How does the Board recommend I vote?

	A:	The Board unanimously recommends that you vote “For” each of the matters to be voted on at the Annual Meeting.

Our executive officers and directors who own shares of Common Stock have advised us that they intend to vote their shares in favor of the proposal presented in this Proxy Statement. As of the Record Date, executive officers and directors collectively owned 1,305,433 shares of Common Stock, representing 11.4% of the total shares entitled to vote. Trust Company of the West (“TCW”), which holds 1,851,852 shares of the issued and outstanding Common Stock and all of the Series A Preferred Stock which, if converted, would constitute 1,000,000 shares of Common Stock, has advised us that it intends to vote its shares in favor of the proposal presented in this Proxy Statement. TCW’s shares represent 24.9% of the total shares entitled to vote. In addition, Concert Capital Resources, LP (“Concert”), which holds all of the Series B Preferred Stock, which, if converted, would constitute 1,136,364 shares of the issued and outstanding Common Stock, have advised us that they intend to vote their shares in favor of the proposal presented in this Proxy Statement. Concert’s shares represent 9.9% of the total shares entitled to vote. John B. Juneau, who beneficially owns 594,542 shares of the issued and outstanding Common Stock, has advised us that he intends to vote his shares in favor of the proposal presented in this Proxy Statement. Mr. Juneau’s shares represent 5.2% of the total shares entitled to vote. See “Security Ownership of Certain Beneficial Owners and Management”.

7.	Q:	What vote is required?

	A:	Proposal 1, the election of directors will require an affirmative vote of a majority of the shares present in person or by proxy and voting at the Annual Meeting.

8.	Q:	What is a “quorum”?

	A:	Presence at the Annual Meeting, in person or by proxy, of holders of a majority of the votes entitled to be cast by all record holders of the Company’s Common Stock, Series A Preferred Stock and Series B Preferred Stock will constitute a quorum for the transaction of business. If a quorum is not present, the Annual Meeting may be adjourned from time to time until a quorum is obtained.

9.	Q:	What is the effect of an abstention or a broker non-vote?

	A:	Abstentions and broker non-votes are counted for purposes of determining the presence or absence of a quorum for the transaction of business. A broker non-vote occurs when a nominee holding shares of the Company’s Common Stock for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received instructions from the beneficial owner. Abstentions are counted in tabulations of the votes cast on proposals presented to stockholders as a vote against, whereas broker non-votes are not counted for purposes of determining whether a proposal has been approved.

10.	Q:	What does it mean if I get more than one proxy card?

	A:	If your shares are registered differently or in more than one account, you will receive more than one proxy card. Sign and return all proxy cards to ensure that all your shares are voted.

11.	Q:	Can I revoke my proxy?

	A:	You may revoke your proxy at any time before it is exercised at the Annual Meeting by filing with or transmitting to our corporate secretary either a notice of revocation or a properly created proxy bearing a later date. You also may attend the meeting and revoke your proxy by voting your shares in person.

12.	Q:	How will the Company solicit proxies?

	A:	Proxies will be solicited in person, by telephone, facsimile or e-mail by directors, officers and employees of the Company without additional compensation. The Company will reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy materials to stockholders.

PROPOSAL 1

ELECTION OF DIRECTORS

At the Annual Meeting, we will present the nominees named below and recommend that they be elected to serve as directors for a term of one year or until their successors are duly elected and qualified. Each nominee has consented to being named in this Proxy Statement and to serve if elected.

Your proxy will be voted for the election of the four nominees named below unless you give instructions to the contrary. Your proxy cannot be voted for a greater number of persons than the number of nominees named.

Nominees

Presented below is a description of certain biographical information, occupations and business experience for the past five years of each person nominated to become a director. Four directors are to be elected at the Annual Meeting. Each nominee, Kenneth R. Peak, Jay D. Brehmer, Joseph S. Compofelice and Darrell W. Williams, is a current director standing for reelection to the Board. If any nominee should become unavailable for election, your proxy may be voted for a substitute nominee selected by the Board, or the Board’s size may be reduced accordingly. The Board is unaware of any circumstances likely to render any nominee unavailable. Directors of the Company hold office until the next annual stockholders meeting, until successors are elected and qualified or until their earlier resignation or removal.

Name	Age	Position	Year First Became a Director
Kenneth R. Peak	58	Chairman, President, Chief Executive Officer, Chief Financial Officer and Secretary	1999
Jay D. Brehmer	38	Director	2000
Joseph S. Compofelice	54	Director	2002
Darrell W. Williams	60	Director	1999

Kenneth R. Peak has been Chairman and CEO of Contango since its formation in September 1999. Prior to September 1999, Mr. Peak was President of Peak Enernomics, Incorporated, a company engaged in consulting activities to the natural gas and oil industry. Mr. Peak’s energy career began in 1973 as a commercial banker in First Chicago’s energy group. In 1980, Mr. Peak became Treasurer of Tosco Corporation and in 1982 Chief Financial Officer of Texas International Company (T.I.). Mr. Peak’s tenure included serving as President of TIPCO, the domestic operating subsidiary of T.I.’s oil and gas operations. Mr. Peak has also served as Chief Financial Officer of Forest Oil and as an investment banker with Howard Weil. Mr. Peak served as an officer in the U.S. Navy from 1968 to 1971. Mr. Peak received a BS in physics from Ohio University and a MBA from Columbia University. He currently serves as a director Patterson-UTI Energy, Inc., a provider of onshore contract drilling services to exploration and production companies in North America.

Jay D. Brehmer has been a director of Contango since October 2000. He currently is managing director and a founder of Bullfrog Capital Partners, LLC, a mezzanine fund focused on investments in the oil and gas industry. From May 1998 to until November 2002, Mr. Brehmer was responsible for structured-finance energy related transactions at Aquila Energy Capital Corporation. Prior to joining Aquila, Mr. Brehmer founded Capital Financial Services, which provided mid-cap companies with strategic merger and acquisition advice coupled with prudent financial capitalization structures. His corporate finance industry experience also includes five years from 1990 until 1995 as Vice President of the investment banking subsidiary of Mutual of Omaha. He was responsible for the development and completion of all aspects of both private and public securities transactions. From 1985 until 1990, he was Vice President-Corporate Finance and Operations Manager for R. G. Dickinson & Company, a full service regional brokerage firm, where he created and managed the financial modeling of various public and private securities transactions. Mr. Brehmer holds a BBA from Drake University in Des Moines, Iowa.

Joseph S. Compofelice has been a director of Contango since 2002. He is the Chief Executive Officer of Aquilex Services Corp., a provider of services and equipment to the power generation and heavy processing industries. For the period 1998 to 2001, Mr. Compofelice was Chairman and CEO of CompX International Inc., a producer of hardware for the office furniture industry. From 1994 through 1997, Mr. Compofelice was a Director and CFO of NL Industries Inc., a chemical producer, and Director and CFO of TIMET, a producer of titanium metal principally for the aerospace industry. Mr. Compofelice received his BS at California State University at Los Angeles and his MBA at Pepperdine University. Mr. Compofelice is a Director

of Trico Marine Services, Inc., a provider of marine support vessels serving the international natural gas and oil industry, and a member of the Board of Advisors of Courtland Inc., a privately held investment management firm.

Darrell W. Williams has been a director of Contango since 1999. He is an international business consultant working through the firm of Williams and Associates, Inc. From 1993 until 2002, Mr. Williams was associated with the German firm of Deutag Drilling, GmbH in both marketing and operations positions. In September 1996, he was transferred to Germany and served as Managing Director of Deutag International, which had responsibility for all drilling operations outside of Europe. Prior to joining Deutag, Mr. Williams was in senior executive positions with Nabors Drilling (1988-1993), Pool Company (1985-1988), Baker Oil Tools (1980-1983), SEDCO (1970-1980), Tenneco (1966-1970), and Humble Oil (1964-1966). Mr. Williams graduated from West Virginia University with a degree in Petroleum Engineering in 1964. Mr. Williams is past Chairman of the Houston Chapter of International Association of Drilling Contractors, a member of the Society of Petroleum Engineers and a registered professional engineer in Texas. He also serves as a director of SMDC, Inc. (a wholly owned subsidiary of Hydril), which is engaged in the development of deep water drilling systems.

All directors and nominees for director of the Company are United States citizens. There are no family relationships between any of our directors, executive officers or nominees for director.

Board Operations and Organization

Mission Statement. The Company’s primary objective is to maximize stockholder value, while at all times observing the highest ethical standards. The Company will pursue this objective through participation in the energy industry.

Corporate Authority & Responsibility. All corporate authority resides in the Board, as the representative of the stockholders. Authority is delegated to management by the Board in order to implement the Company’s mission. Such delegated authority includes the authorization of spending limits and the authority to hire employees and terminate their services. The Board retains responsibility to recommend candidates to the stockholders for election to the Board. The Board retains responsibility for selection, evaluation and the determination of compensation of the chief executive officer of the Company, oversight of the succession plan, approval of the annual budget, assurance of adequate systems, procedures and controls, all matters of corporate governance, as well as assisting in the preparation and approval of the strategic plan. Additionally, the Board provides advice and counsel to senior management.

Compensation of Directors. Directors are compensated in the form of both a cash payment and Company equity. Each outside director receives a quarterly cash retainer of $3,000 and a quarterly stock option grant to purchase 3,000 shares of Common Stock. Each outside director received a $1,000 cash payment for each board meeting and separately scheduled Audit Committee meeting attended. In addition, the Chairman of the Audit Committee receives an additional quarterly stock option grant to purchase 1,500 shares of Common Stock.

Board Size. In general, smaller to mid-size boards are more cohesive, work better together and tend to be more effective monitors than larger boards. Our Bylaws currently provide for at least three and not more than seven directors.

Annual Election of Directors. In order to create greater alignment between the Board’s and our stockholders’ interests and to promote greater accountability to the stockholders, directors shall be elected annually.

Meetings. Our Board has meetings as necessary. During the fiscal year ended June 30, 2003, the Board held three regular meetings. All directors attended each of these meetings. During the fiscal year ended June 30, 2003, the Board passed resolutions by unanimous written consent on 10 occasions.

Committee Structure. It is the general policy of the Company that the Board as a whole will consider all major decisions. As a consequence, the committee structure of the Board is limited to the Audit Committee. The Audit Committee is composed solely of independent directors. The Board may form other committees as it determines appropriate.

Audit Committee. The Audit Committee recommends the appointment of independent public accountants to conduct audits of our financial statements, reviews with the accountants the plan and results of the auditing engagement, approves other professional services provided by the accountants and evaluates the independence of the accountants. The Audit Committee also reviews the scope and results of the Company’s procedures for internal auditing and the adequacy of our system of internal accounting controls. Members are Messrs. Compofelice (chairman), Brehmer and Williams. The Audit Committee met formally five times during the fiscal year ended June 30, 2003.

THE BOARD RECOMMENDS A VOTE FOR THE ELECTION OF THE FOUR NOMINEES AS DIRECTORS OF CONTANGO, TO SERVE UNTIL THE NEXT ANNUAL MEETING OF STOCKHOLDERS OR UNTIL THEIR SUCCESSORS ARE DULY ELECTED AND QUALIFIED.

CORPORATE GOVERNANCE

We believe that good corporate governance is important to assure that the Company is managed for the long-term benefit of its stockholders. The Board and management are committed to good business practices, transparency in financial reporting and the highest level of corporate governance and ethics. During the past year, the Board has reviewed existing corporate governance policies and practices and compared them to those suggested by various authorities in corporate governance and the practices of other public companies. It has specifically reviewed the provisions of the Sarbanes-Oxley Act of 2002, the new and proposed rules of the Securities and Exchange Commission and the proposed new listing standards and rules of the American Stock Exchange.

Many of the requirements of the Sarbanes-Oxley Act and the proposed American Stock Exchange rules are not yet effective as of the date of this Proxy Statement. Nevertheless, the Board has reaffirmed existing policies and initiated actions voluntarily adopting new policies consistent with many of the proposed new rules and listing standards. In particular, we have:

•	A majority of independent directors

•	An Audit Committee consisting solely of independent directors

•	Adopted a formal Audit Committee Charter in May 2000, an amended copy of which is attached to this proxy statement as Exhibit A

•	Empowered the Audit Committee to engage independent auditors and other outside advisors

•	Provided access by Audit Committee to independent auditors, legal counsel and all management and employee levels

•	Established executive sessions exclusively of independent directors

•	Adopted a formal code of ethical conduct for management, a copy of which was filed as an exhibit to our Form 10-KSB for the year ended June 30, 2003

•	Adopted a formal whistleblower protection policy

•	Adopted a formal complaint handling policy regarding accounting practices

•	Expanded disclosures regarding critical accounting policies

•	Determined chief executives officer’s compensation by the independent directors

•	No history of personal loans to officers and directors

More information about the Company’s Corporate Governance practices and procedures will be available on the Company’s website at www.mcfx.biz.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following tables show the ownership of our Common Stock as of September 2, 2003 by (i) each person who is known by us to beneficially own 5% or more of our outstanding shares of Common Stock, (ii) each of our non-employee directors, (iii) our executive officers and (iv) our executive officers and directors taken together as a group. Unless otherwise indicated, each person named in the following table has the sole power to vote and dispose of the shares listed next to his name based on information as of September 2, 2003. The address of the members of the Board and our executive officers is 3700 Buffalo Speedway, Suite 960, Houston, Texas 77098.

Our 5% Stockholders

	Common Shares Beneficially Owned
	Outstanding	Under Stock Options and Warrants, and Issuable Upon Conversion of Preferred Stock (1)		Total	Percent of Total Common Stock Outstanding
Trust Company of the West 865 South Figueroa St. Los Angeles, California 90017	1,851,852	1,456,852	(2)	3,308,704	30.8%
Concert Capital Resources, LP 909 Fannin, Suite 1850 Houston, Texas 77010	—	1,136,364	(3)	1,136,364	10.9%
John B. Juneau (4) 26902 Nichols Sawmill Road Magnolia, Texas 77355	594,542	425,000		1,019,542	10.5%

Members of the Board Who Are Not Employees

	Common Shares Beneficially Owned
	Outstanding	Under Stock Options and Warrants (1)		Total	Percent of Total Common Stock Outstanding
Jay D. Brehmer	11,000	20,000	(5)	31,000	*
Joseph S. Compofelice	15,000	4,500	(6)	19,500	*
Darrell W. Williams	131,668	68,666	(7)	200,334	2.1%

Our Executive Officers

	Common Shares Beneficially Owned				Percent of Total
	Outstanding	Under Stock Options and Warrants (1)		Total	Common Stock Outstanding
Kenneth R. Peak, Chairman, President, Chief Executive and Chief Financial Officer and Secretary	1,269,765	987,584	(8)	2,257,349	21.9%
William H. Gibbons, Vice President and Treasurer	30,102	75,000	(9)	105,102	1.1%
Lesia Bautina, Vice President and Controller	3,566	48,749	(10)	52,315	*

All Directors and Executive Officers Together

	Common Shares Beneficially Owned			Percent of Total
	Outstanding	Under Stock Options and Warrants (1)	Total	Common Stock Outstanding
Directors and executive officers, as a group (6 persons)	1,461,101	1,207,499	2,668,600	25.4%

*	Less than 1%.
1.	Includes shares underlying options and warrants to purchase shares that currently are vested and exercisable or will vest or be exercisable within 60 days or shares issuable upon conversion of convertible preferred stock.
2.	Includes Trust Company of the West holds its securities of Contango in its capacity as Investment Manager and Custodian for a client. Shares include stock options to purchase 21,667 shares of Common Stock, warrants to purchase 435,185 shares of Common Stock and 1,000,000 shares issuable upon conversion of the Series A senior convertible cumulative preferred stock, all of which are vested or will vest within 60 days.
3.	Includes shares of Common Stock issuable upon conversion of Series B senior convertible cumulative preferred stock.
4.	Amounts listed under “Outstanding” include 200,000 shares of Common Stock that are owned by Juneau Exploration, LP (“JEX”). Amounts listed “Under Stock Options and Warrants, and Issuable Upon Conversion of Preferred Stock” include stock options to purchase 300,000 shares of Common Stock and warrants to purchase 125,000 shares of Common Stock, all of which are vested or will vest within 60 days and which are owned by (“JEX”). Mr. Juneau is the sole manager of the general partner of JEX, one of our exploration alliance partners.
5.	Includes stock options to purchase 20,000 shares of Common Stock, all of which are vested or will vest within 60 days.
6.	Includes stock options to purchase 4,500 shares of Common Stock, all of which are vested or will vest within 60 days.
7.	Includes stock options to purchase 13,666 shares of Common Stock and a warrant to purchase 55,000 shares of Common Stock, all of which are vested or will vest within 60 days.
8.	Includes stock options to purchase 287,584 shares of Common Stock and a warrant to purchase 700,000 shares of Common Stock, all of which are vested or will vest within 60 days.
9.	Includes stock options to purchase 75,000 shares of Common Stock, all of which are vested or will vest within 60 days.
10.	Includes stock options to purchase 48,749 shares of Common Stock, all of which are vested or will vest within 60 days.

Compliance with Section 16(a) of the Securities Exchange Act

Section 16(a) of the Exchange Act requires our officers and directors and persons who own more than 10% of our Common Stock to file reports of ownership and changes in ownership with the SEC. These persons are required by SEC regulations to furnish us with copies of all Section 16(a) reports they file. Based on our review of the copies of such reports, we believe that all such filing requirements were complied with during the fiscal year ended June 30, 2003 except as follows: On December 31, 2002, Jay D. Brehmer, Michael P. Childers and Darrell W. Williams, directors, were granted options to purchase 3,000 shares of our Common Stock, and Joseph S. Compofelice was granted an option to purchase 4,500 shares of our Common Stock. These grants should have been reported on a “Form 4” filing no later than January 3, 2003 but were filed on January 28, 2003. On January 31, 2003, John B. Juneau, who beneficially owns more than 10% of our Common Stock, exercised stock options covering 14,334 shares of our Common Stock in a cashless transaction. This should have been reported on a “Form 4” filing no later than February 4, 2003 but was filed on February 19, 2003. On April 4, 2003, Kenneth R. Peak, Chairman and CEO, purchased 1,000 shares of our Common Stock, which should have been reported on a “Form 4” filing no later than April 8, 2003 but was filed on April 14, 2003. On April 14, 2003, Mr. Peak purchased 300 shares of our Common Stock, which should have been reported on a “Form 4” filing no later than April 18, 2003 but was filed on July 8, 2003. On May 7, 2003, Mr. Peak purchased 700 shares of our Common Stock, which should have been reported on a “Form 4” filing no later than May 9, 2003 but was filed on May 12, 2003. On June 11, 2003, Darrell W. Williams, a director, sold 1,000 shares of our Common Stock, which should have been reported on a “Form 4” filing no later than June 13, 2003 but was filed on June 16, 2003.

Certain Relationships and Transactions

Directors, Director Designees and Observers. As part of the Certificate of Designations, Preferences, and Relative Rights and Limitations of the Series A Preferred Stock, if Trust Company of the West (“TCW”), as the holder of Series A Preferred Stock, has not appointed or nominated for election at least one member of the Board and shares of the Series A Preferred Stock remain outstanding, then, in its capacity as the holder of Series A Preferred Stock, TCW shall be entitled to designate a person to attend any meetings of the Board for the sole purpose of observing such meeting for and on behalf of TCW. In addition, as part of the securities purchase agreement dated as of December 29, 1999 between Contango and TCW, as amended August 24, 2000, TCW has concurrent rights to designate a person to attend any meetings of the Board for the sole purpose of observing such meeting for and on behalf of TCW, provided that TCW has not nominated or appointed at least one member of the Board and it holds at least 5% of the Company’s outstanding Common Stock.

Juneau Exploration, LP. Effective September 1, 1999, we entered into an agreement with Juneau Exploration, LP (“JEX”) whereby we outsourced natural gas and oil prospect generation and evaluation functions to JEX. As an inducement to enter into the agreement, JEX received 200,000 shares of our Common Stock. As of September 2, 2003, we have granted to JEX options to purchase 400,000 shares of our Common Stock in connection with exploratory successes and acquisitions. Of these options, 285,834 remain vested and unexercised as of September 2, 2003, with the remainder vesting subject to achieving a defined payout and rate of return. Additionally, we have granted to JEX warrants to acquire 125,000 shares of Common Stock in connection with the formation of Republic Exploration, LLC.

On August 14, 2000, we amended our agreement with JEX whereby in exchange for our no longer granting stock options for each acquisition and exploration success brought to us by JEX, we increased the overriding royalty interest granted to JEX’s individual geoscientists from 2.5% to 3.3%. JEX currently receives a 25% proportionately reduced back-in working interest on successful prospects brought to us by JEX after we achieve a defined payout. JEX will continue to bear the upfront overhead costs of performing all functions involved in bringing a prospect to a ready to drill stage. JEX is required to participate for a 5% working interest in each transaction recommended. JEX’s overall remuneration is directly related to our exploration success, as the overriding royalty and 25% after payout back-in working interest are tied to the drilling and performance of successful wells.

As of September 2, 2003, John B. Juneau beneficially owned 10.5% of our Common Stock and is the sole manager of the general partner of JEX.

EXECUTIVE OFFICERS AND OTHER KEY EMPLOYEES

The following sets forth the names, ages and positions of our executive officers together with certain biographical information:

Name	Age	Position
Kenneth R. Peak	58	Chairman, President, Chief Executive and Chief Financial Officer and Secretary
William H. Gibbons	60	Vice President and Treasurer
Lesia Bautina	32	Vice President and Controller

Kenneth R. Peak has been Chairman and CEO of Contango since its formation in September 1999 and serves as chairman of the board. Further information about Mr. Peak is provided above under “Election of Directors – Nominees”.

William H. Gibbons joined Contango in February 2000 as treasurer and was appointed vice president and treasurer in November 2000. Mr. Gibbons’ energy career began with Houston Oil & Minerals Corporation, where he was Treasurer from 1975 to 1981. From 1981 to 1983, he served as Vice President-Finance and Administration for Guardian Oil Company. From 1983 to 1986 and 1990 to 1998, Mr. Gibbons provided financial consulting services to domestic and international oil companies, including a five-year financing assignment with Walter International, Inc. (1991-1996). He also has served as Director of Acquisitions for Service Corporation International (1986-1990) and Treasurer of Packaged Ice, Inc. (1998-2000). Mr. Gibbons received a BA in Business Administration from Duke University and a MBA in Finance from Tulane University.

Lesia Bautina joined Contango in November 2001 as Controller and was appointed vice president and controller in August 2002. Prior to joining Contango, Ms. Bautina worked as an auditor for Arthur Andersen LLP from 1997 to 2001. Her primary experience is accounting and financial reporting for exploration and production companies. Ms. Bautina received a degree in History from the University of Lvov in the Ukraine in 1990 and a BBA in Accounting in 1996 from Sam Houston State University, where she graduated with honors. Ms. Bautina is a Certified Public Accountant and Member of the Petroleum Accounting Society of Houston.

All executive officers and key employees of the Company are United States citizens. There are no family relationships between any of our directors, executive officers or key employees.

EXECUTIVE COMPENSATION

Summary Compensation Tables

The following tables and discussion below set forth information about the compensation awarded to, earned by or paid to our executive officers during the fiscal years ended June 30, 2003, 2002 and 2001. Other than the salary and bonus described in the table below, we did not pay any executive officer named in the table below any fringe benefits, perquisites or other compensation.

Annual Compensation
Name and Principal Position	Fiscal Year	Salary		Bonus		Shares Underlying Options
Kenneth R. Peak Chairman, President, Chief Executive and Financial Officer and Secretary	2003 2002 2001	$ $ $	150,000 150,000 150,000	$ $ $	— 350,000 150,000	100,000 100,000 200,000

William H. Gibbons Vice President and Treasurer	2003 2002 2001	$ $ $	95,000 93,563 108,006	$ $ $	750 40,000 30,000	25,000 25,000 50,000

Lesia Bautina (1) Vice President and Controller	2003 2002	$ $	90,000 53,000	$ $	76,000 50,000	100,000 50,000

(1)	Ms. Bautina joined Contango in November 2001.

The following table shows certain information about the number of stock options and warrants exercised during the year ended June 30, 2003 and the number of stock options and warrants owned by the named executive officers at June 30, 2003. Options in the columns marked “unexercisable” are subject to vesting and will be forfeited if a named executive officer’s employment with us is terminated for certain reasons.

			Number of Unexercised Options and Warrants at June 30, 2003 (2)		Value of Unexercised In-the-Money Options and Warrants at June 30, 2003 (2)
Name	Shares Acquired on Exercise	Value Realized (1)	Exercisable	Unexercisable	Exercisable	Unexercisable
Kenneth R. Peak	40,000	$30,800	920,000	140,000	$1,567,800	$162,200
William H. Gibbons	25,000	$34,750	65,000	35,000	$21,950	$46,550
Lesia Bautina	—	$—	43,333	106,667	$36,567	$94,933

(1)	The value realized upon the exercise of a stock option is equal to the difference between the closing price of our Common Stock on the American Stock Exchange on the date of exercise and the exercise price of the stock option or warrant multiplied by the number of shares acquired.
(2)	The value of each unexercised in-the-money stock option is equal to the difference between the closing price of our Common Stock on the American Stock Exchange on June 30, 2003 of $4.09 per share and the exercise price of the stock option or warrant.

Employment Agreements

We have no employment agreement with any executive officer.

PRINCIPAL ACCOUNTANT FEES AND SERVICES

Aggregate fees for professional services rendered to us by Grant Thornton LLP for the years ended June 30, 2003 and 2002 were:

	Year Ended June 30,
Category of Service	2003	2002(1)
Audit	$84,750	$32,500
Tax	63,250	—
All other	—	10,000

	$148,000	$42,500

(1)	On June 10, 2002, our Board of Directors determined, upon recommendation of the Audit Committee, to appoint Grant Thornton LLP as our independent public accountants, replacing Arthur Andersen LLP on the same date. During the period of July 1, 2001 to June 10, 2002, fees paid to Arthur Andersen consisted of $37,500 in audit fees and $97,500 of fees in connection with matters related to the audit of natural gas and oil properties acquired and the filing of a registration statement on Form S-1.

The audit fees for the years ended June 30, 2003 and 2002 were for professional services rendered in connection with the audit of our 2003 and 2002 consolidated financial statements and assistance with review of various documents filed with the SEC. Tax fees for the years ended June 30, 2003 and 2002 were for services related to tax compliance, including the preparation of tax returns. Grant Thornton did not provide us any financial information systems design or implementation services during years ended June 30, 2003 and 2002.

Contango expects that representatives of Grant Thornton will be present at the Annual Meeting and will be given the opportunity to make a statement if they desire to do so and to respond to appropriate questions.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee consists of three members, Joseph S. Compofelice (chairman), Jay D. Brehmer and Darrell W. Williams, each of which is independent as defined in Section 121(a) of the American Stock Exchange listing standards. The Audit Committee assists the Board of Directors in monitoring:

■	The integrity of Contango’s financial reporting process and systems of internal controls regarding finance, accounting and legal and regulatory compliance; and

■	The independence and performance of Contango’s independent accounts.

The Audit Committee’s specific responsibilities are set forth in its charter, as amended, which is attached as Appendix A to this Proxy Statement.

The Audit Committee has reviewed and discussed Contango’s audited consolidated balance sheet as of June 30, 2003 and 2002 and consolidated statements of income, cash flows and stockholders’ equity for the two years ended June 30, 2003 with Contango’s management. The Audit Committee has discussed with Grant Thornton LLP, Contango’s independent auditors, the matters required to be discussed by Statement of Auditing Standards No. 61 (concerning the accounting methods used in the financial statements).

The Audit Committee has also received and reviewed written disclosures and the letter from Grant Thornton LLP required by Independent Standards Board No. 1 (concerning matters that may affect an auditor’s independence) and has discussed with Grant Thornton LLP their independence. Based on the foregoing review and discussions, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in Contango’s Annual Report on Form 10-KSB for the year ended June 30, 2003 for filing with the Securities and Exchange Commission.

This report is submitted on behalf of the Audit Committee.

Joseph S. Compofelice, Chairman

Jay D. Brehmer

Darrell W. Williams

PERFORMANCE GRAPH

The following graph compares the yearly percentage change from July 1, 1999 until June 30, 2003 in the cumulative total stockholder return on our Common Stock to the cumulative total return on the Russell 2000 Stock Index and a peer group of five independent oil and gas exploration companies selected by us. Each of the companies selected had a market capitalization of less than $200 million as of June 30, 2003. The companies in our selected peer group are Brigham Exploration Company, Carrizo Oil & Gas, Inc., Edge Petroleum Corp., Goodrich Petroleum Corp. and PetroQuest Energy, Inc. Our Common Stock began trading on the American Stock Exchange on January 19, 2001 and previously traded on the Nasdaq over-the-counter Bulletin Board. The graph assumes that a $100 investment was made in our Common Stock and each index on June 30, 1999 and that all dividends were reinvested. The stock performance for our Common Stock is not necessarily indicative of future performance.

	As of June 30,
	1999	2000	2001	2002	2003
Contango Oil & Gas Company	100	1,000	1,905	1,665	2,045
Russell 2000 Stock Index	100	113	112	101	98
Peer Group Composite	100	158	231	181	179

DEADLINE FOR RECEIPT OF STOCKHOLDER PROPOSALS FOR THE ANNUAL

MEETING OF STOCKHOLDERS IN 2004

Proposals of stockholders intended to be presented at next year’s Annual Meeting of Stockholders must be received by Kenneth R. Peak at Contango Oil & Gas Company’s principal office located at 3700 Buffalo Speedway, Suite 960, Houston, Texas 77098 no later than June 7, 2004. If the date of the Annual Meeting for 2004 is moved by more than 30 days from the date of this year’s Annual Meeting, then the deadline for receiving stockholder proposals shall be a reasonable time before the Company begins to print and mail the proxy statement for the 2004 annual meeting.

ADVANCE NOTICE PROCEDURES FOR NEXT YEAR’S ANNUAL MEETING

The Company advises stockholders that, until further notice, August 26, 2004 is the date after which notice of a stockholder-sponsored proposal submitted outside the processes of Rule 14a-8 under the Securities Exchange Act of 1934 (i.e. a proposal to be presented at the next Annual Meeting of Stockholders that has not been submitted for inclusion in the Company’s Proxy Statement) will be considered untimely under the Commission’s proxy rules.

OTHER PROPOSED ACTIONS

The Board is not aware of any other business that will come before the Annual Meeting, but if any such matters are properly presented, the proxies solicited hereby will be voted in accordance with the best judgment of the persons holding the proxies. All shares represented by duly executed proxies will be voted at the Annual Meeting.

AVAILABILITY OF CERTAIN DOCUMENTS REFERRED TO HEREIN

THIS PROXY STATEMENT REFERS TO CERTAIN DOCUMENTS OF THE COMPANY THAT ARE NOT PRESENTED HEREIN OR DELIVERED HEREWITH. SUCH DOCUMENTS ARE AVAILABLE TO ANY PERSON, INCLUDING ANY BENEFICIAL OWNER, TO WHOM THIS PROXY STATEMENT IS DELIVERED, UPON ORAL OR WRITTEN REQUEST, WITHOUT CHARGE, DIRECTED TO KENNETH R. PEAK, CONTANGO OIL & GAS COMPANY, 3700 BUFFALO SPEEDWAY, SUITE 960, HOUSTON, TEXAS 77098, TELEPHONE NUMBER (713) 960-1901. IN ORDER TO ENSURE TIMELY DELIVERY OF THE DOCUMENTS, SUCH REQUESTS SHOULD BE MADE BY OCTOBER 24, 2003.

By order of the Board of Directors,

/s/ KENNETH R. PEAK

Kenneth R. Peak

Chairman, Chief Executive Officer and Secretary

[Form of Proxy]

CONTANGO OIL & GAS COMPANY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR

THE ANNUAL MEETING OF STOCKHOLDERS CALLED FOR NOVEMBER 7, 2003

The undersigned stockholder(s) of CONTANGO OIL & GAS COMPANY, a Delaware corporation, having received the Notice of Annual Meeting of Stockholders and Proxy Statement dated September 29, 2003, hereby appoints Kenneth R. Peak as Proxy, with the power to appoint a substitute and hereby authorizes him to represent the undersigned at the Annual Meeting of Stockholders of CONTANGO OIL & GAS COMPANY to be held on Friday, November 7, 2003 at 9:00 a.m., Central Time, at 3700 Buffalo Speedway, Second Floor, Houston, Texas 77098, and at any adjournments thereof, and to vote all shares of Common Stock which the undersigned would be entitled to vote thereat on all matters set forth below, as described in the accompanying Proxy Statement:

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ALL OF THE DIRECTORS NOMINATED BY THE BOARD. THE PERSON NAMED AS PROXY WILL USE HIS DISCRETION WITH RESPECT TO ANY MATTER REFERRED TO IN PROPOSAL 2. THIS PROXY IS REVOCABLE AT ANY TIME BEFORE IT IS EXERCISED.

IMPORTANT—PLEASE SIGN ON THE OTHER SIDE

1. ELECTION OF DIRECTORS:	☐ FOR all nominees listed below, except as indicated to the contrary below.	☐ WITHHELD AUTHORITY to vote for all nominees listed below.

Nominees:	Kenneth R. Peak	Joseph S. Compofelice

	Jay D. Brehmer	Darrell W. Williams

(INSTRUCTION: To vote against any nominee, write that nominee’s name in the space provided below.)

2. IN HIS DISCRETION, THE PROXY IS AUTHORIZED

TO VOTE UPON SUCH OTHER BUSINESS AS MAY

PROPERLY COME BEFORE THE MEETING.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY IN THE ACCOMPANYING PREPAID ENVELOPE.

Dated:                                                                                                       , 2003

Signature

Signature

(Please sign exactly as name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please set forth your full title. If signer is a corporation, please sign the full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.)

EXHIBIT A

CONTANGO OIL & GAS COMAPNY

Audit Committee Charter

As Amended and Approved June 23, 2003

Purpose and Composition

The Audit Committee (“Committee”) shall be a standing committee of the Board of Directors (“Board”). The Committee shall assist, advise and report regularly to the Board in fulfilling its oversight responsibilities related to:

•	The integrity of the Company’s financial statements;

•	The Company’s compliance with legal and regulatory requirements;

•	The independent auditor’s qualifications and independence;

•	The performance of the Company’s outside auditors; and

•	The Company’s Code of Ethics.

In meeting its responsibilities, the Committee is expected to provide an open channel of communication with management, the outside auditors and the Board.

The Committee is composed of at least three members of the Board who are independent within the meaning set forth by the Securities and Exchange Commission (“SEC”). Committee members shall be appointed and/or removed by the Board. No member of the Committee shall be removed except by a majority vote of the independent directors then in office. Committee members shall be free from any relationships that would interfere with or give the appearance of interfering with the exercise of independent judgment as a Committee member. All members shall have a requisite working familiarity with basic finance and accounting practices in compliance with the requirements of the SEC. Furthermore, at least one member of the Committee shall have sufficient accounting or financial expertise and be designated as a “financial expert” in compliance with the requirements of the SEC.

The Committee has authority to conduct or authorize investigations into any matters within its scope of responsibility. Such authority includes but is not limited to:

•	Retain outside counsel, accountants, outside advisors, consultants or others to assist in the conduct of an investigation or as it determines appropriate to advise or assist in the performance of its functions;

•	Seek any information it requires from employees or external parties. Employees and external parties will be directed to cooperate and comply with the Committee’s requests; and

•	Meet with Company officers, outside auditors or outside counsel as necessary.

The members of the Committee shall be elected by the Board of Directors at the annual organizational meeting of the Board of Directors or until their successors shall be duly elected and qualified. Unless a Chairman is elected by the full Board, the members of the Committee may designate a Chairman by majority vote of the full Committee membership.

All Committee members must be unaffiliated with the Company and may not accept any compensation (including consulting, advisory or other compensatory fees) other than for services as a director.

Duties and Responsibilities

Management is responsible for preparing the Company’s financial statements and assuring that the Company has adequate internal controls in place. The Company’s outside auditors are responsible for auditing the financial statements and assessing the Company’s internal controls. The activities of the Committee are in no way designed to supersede or alter these responsibilities.

Duties and responsibilities of the Committee shall include, but are not limited to the following:

1.	Management is responsible for preparing the Company’s financial statements and assuring that the Company has adequate internal controls in place. The Company’s outside auditors are responsible for auditing the financial statements and assessing the Company’s internal controls. The activities of the Committee are in no way designed to supersede or alter these responsibilities.

2.	Review with management and the outside auditors the annual and quarterly financial results for the Company, including the disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” Also review the annual report to stockholders and the annual/quarterly reports on Forms 10-K/10-Q filed with the SEC.

3.	The outside auditors will have discussions with the Committee on the quality of the accounting policies and practices used by the Company, any alternative treatments of financial information, their ramifications and the outside auditors’ preferred treatments any other communications required to be discussed by Statement of Auditing Standards No. 61, as amended.

4.	Oversee and monitor the work of the outside auditors to ensure they are independent of management and their objectivity is not impaired, recognizing that the outside auditors are accountable to the Board and the Committee. Review and resolve, if necessary, any disagreements between management and the outside auditors in connection with the annual audit or the preparation of the financial statements.

5.	Annually select and appoint outside auditors, consider the independence and effectiveness of the outside auditors, approve the fees and other compensation to be paid to the outside auditors and be responsible for oversight of the outside auditors. The Committee shall receive the written disclosures required by generally accepted auditing standards. On an annual basis, the Committee shall require the outside auditors to provide the Committee with a written statement delineating all relationships between the outside auditors and the Company. The Committee shall actively engage in a dialogue with the outside auditors with respect to any disclosed relationships or services that may impact the objectivity and independence of the outside auditors. The Committee shall recommend that the Board of Directors take appropriate action in response to the outside auditors’ report to satisfy itself of the outside auditors’ independence.

6.	Annually report to the Board the outside auditing firm to be retained and preapprove all audit and non-audit services and fees. The Committee will review the scope of any non-audit services to be performed by the outside auditors and determine its impact on the auditors’ independence.

7.	The outside auditors may not perform the following non-audit services: (i) bookkeeping related to accounting records or financial statements; (ii) financial information systems design and implementation services, (iii) appraisal or valuation services involving fairness opinions; (iv) actuarial services; (v) internal audit outsourcing services; (vi) management or human resource functions; (vii) broker, dealer, investment adviser or investment banker services; (ix) legal services and expert services unrelated to the audit; and (x) any other services that the Public Accounting Oversight Board determines impermissible. All other non-auditing services provided by the outside auditors including tax compliance, tax planning and tax advice shall be approved in advance by the Committee.

8.	Review significant accounting and reporting issues, including recent professional and regulatory pronouncements or proposed pronouncements and understand their impact on the Company’s financial statements.

9.	Assess and monitor the overall control environment of the Company through discussion with management and the outside auditors. Assess the extent to which the audit plans of the outside auditors can be relied on to identify material internal control weaknesses or fraud.

10.	Oversee and assess the Company’s policies, practices and compliance with its Code of Ethics.

11.	Direct and supervise special audit inquiries by the outside auditors as the Board of Directors or the Committee may request.

12.	Provide a report in the proxy statement stating that the Committee has reviewed and discussed the financial statements with management and the auditors. In addition, this report will include a recommendation to the Board that the audited financial statements be included in the Company’s annual report on Form 10-K.

13.	Review with the outside auditors their performance and recommend to the Board of Directors any proposed discharge of the outside auditors when circumstances warrant.

14.	Review and reassess this Charter at least annually. Make recommendations to the Board, as conditions dictate, to update this Charter.

Meetings

The Committee shall meet regularly and as circumstances dictate, all as determined by the Committee. Regular meetings of the Committee will be held at least quarterly and at such place as shall from time to time be determined by the Chairman of the Committee or by the chief executive officer, president or secretary of the Company. Special meetings of the Committee may be called by or at the request of any member of the Committee, any of the Company’s executive officers or the Company’s principal accounting officer, in each case on at least twenty-four hours notice to each member of the Committee. In addition, the Committee or at least its Chairman should meet with the outside auditors and management quarterly to review the Company’s financial statements filed with the SEC.

If the Board of Directors, management of the Company or the Company’s outside auditors desire to discuss matters in private, the Committee shall meet separately with such person or group.

A majority of the Committee members shall constitute a quorum for the transaction of the Committee’s business. Unless otherwise required by applicable law, the Company’s Certificate of Incorporation or Bylaws of the Board of Directors, the Committee shall act upon the vote or consent of a majority of its members at a duly called meeting at which a quorum is present. Any action of the Committee may be taken by a written instrument signed by all of the members of the Committee. Members of the Committee may participate in Committee proceedings by means of conference telephone or similar communications equipment by means of which all persons participating in the proceedings can hear each other, and such participation shall constitute presence in person at such proceedings.

Complaints and Protection of “Whistle Blowers”

Any member of the Committee, on behalf of the Committee, shall be available during regular business hours to receive complaints regarding accounting, controls or auditing matters on a confidential submission of concerns by employees.

Any member of the Committee on behalf of the Committee is similarly available to receive information from any employee without fear of discrimination against any such employee regarding conduct the employee reasonably believes constitutes financial fraud or a violation of securities law.

Related party Transactions

Management shall inform the Committee of all related party transactions.

Miscellaneous

The Committee may perform any other activities consistent with this Charter, the Company’s Certificate of Incorporation and Bylaws, and governing law, as the Committee or the Board of Directors deems necessary or appropriate.

While the Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Committee to plan or conduct audits or to determine that the Company’s financial statements are complete and accurate and are in accordance with generally acceptable accounting principles. This is the responsibility of management and the outside auditors.

The Company will provide appropriate funding for the Committee.

* * * *